Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement of Smart Online, Inc. on Form S-1 and related prospectuses of our audit report dated March 28, 2007, with respect to the consolidated financial statements of Smart Online, Inc., which report appears in this Form S-1of Smart Online, Inc. for the years ended December 31, 2006, 2005 and 2004. We also consent to the reference of our name as it appears under the caption “Experts.”

/s/ Sherb & Co., LLP
Certified Public Accountants
New York, New York

April 3, 2007